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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-38477) of Security Capital Atlantic Incorporated ("ATLANTIC") and in the related Prospectus and the Registration Statements (Form S-8 No. 333-43761, 333-31419, and 333-25993) pertaining to the Security Capital Atlantic Incorporated 401(K) Savings Plan, the Security Capital Atlantic Incorporated Long-Term Incentive Plan and the Security Capital Atlantic Incorporated Share Option Plan for Outside Directors of our report dated December 31, 1997, with respect to the combined Historical Summary of Gross Income and Direct Operating Expenses of the Group F Communities and our report dated April 7, 1998, with respect to the Historical Summary of Gross Income and Direct Operating Expenses of the Arbor Green Community, both of which are included in the Report on Form 8-K/A No. 1 to be filed by ATLANTIC on or about May 20, 1998.

                                           ERNST & YOUNG LLP


Dallas, Texas
May 19, 1998